EXHIBIT 99.1.3


The Dealer Manager, the Depositary, or your broker or financial advisor can assist you in completing this Notice of Guaranteed Delivery.

                    THIS IS NOT A LETTER OF TRANSMITTAL

                       NOTICE OF GUARANTEED DELIVERY
                      FOR DEPOSIT OF COMMON SHARES OF

                      SILENT WITNESS ENTERPRISES LTD.

                PURSUANT TO THE OFFER DATED OCTOBER 28, 2003

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THE OFFER WILL BE OPEN FOR ACCEPTANCE  UNTIL 4:30 P.M.  (VANCOUVER TIME) ON
DECEMBER   3,   2003,   UNLESS   THE  OFFER  IS   EXTENDED   OR   WITHDRAWN

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This Notice of  Guaranteed  Delivery must be used to accept the offer dated
October 28, 2003 (the "Offer") made by SW Acquisition Inc. (the "Offeror"),
an  indirect  wholly-owned   subsidiary  of  Honeywell  International  Inc.
("Honeywell"), for all outstanding common shares and associated Rights under the Shareholder Rights Plan (together, the "Common Shares") of Silent Witness Enterprises Ltd. (the "Company") if (1) certificates for the Common Shares are not immediately available or (2) time will not permit all required documents to reach the Depositary at or prior to the Expiry Time of the Offer (December 3, 2003 unless extended). This Notice of Guaranteed Delivery may be delivered by hand, courier, mail or transmitted by facsimile transmission to the Toronto Office of the Depositary as set out below.

The terms and conditions of the Offer are incorporated by reference in the Notice of Guaranteed Delivery. Capitalized terms used and not defined in this Notice of Guaranteed Delivery which are defined in the Offer to Purchase and Circular shall have the respective meanings set out in the Offer to Purchase and Circular.


TO:  THE DEPOSITARY, COMPUTERSHARE TRUST COMPANY OF CANADA

BY MAIL:                        BY HAND OR BY COURIER:          BY FACSIMILE TRANSMISSION:

P.O. BOX 7021                   100 UNIVERSITY AVENUE           (416) 981-9663
31 ADELAIDE STREET EAST         9TH FLOOR, NORTH TOWER
TORONTO, ONTARIO                TORONTO, ONTARIO
M5C 3H2                         M5J 2Y1

ATTENTION: CORPORATE ACTIONS    ATTENTION:  CORPORATE ACTIONS
                                TELEPHONE:  1 (800) 564-6253


DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN THE ADDRESS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE NUMBER OTHER THAN THE NUMBER SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature must appear in the applicable space in the Letter of Transmittal.

DO NOT SEND CERTIFICATES FOR COMMON SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR COMMON SHARES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

TO:       SW ACQUISITION INC.,
          A WHOLLY-OWNED INDIRECT SUBSIDIARY OF HONEYWELL

AND TO:   COMPUTERSHARE TRUST COMPANY OF CANADA

The undersigned hereby deposits to the Offeror, upon the terms and subject to the conditions set forth in the Offer to Purchase and Circular and related Letter of Transmittal, receipt of which is hereby acknowledged, the Common Shares listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer, "Manner of Acceptance".


---------------------- ---------------------------------------------- ---------------------------
 CERTIFICATE NUMBERS      NAME AND ADDRESS(ES) OF SHAREHOLDER(S)       NUMBER OF COMMON SHARES
   (if available)                    (please print)                          DEPOSITED
---------------------- ---------------------------------------------- ---------------------------
---------------------- ---------------------------------------------- ---------------------------

---------------------- ---------------------------------------------- ---------------------------

---------------------- ---------------------------------------------- ---------------------------
                                                               TOTAL
                                                                      ---------------------------


                                                    Telephone Number:  (   )
                                                    (Business hours)        ---------------------
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         Signature(s) of Shareholder(s)

                                                     Dated:
-------------------------------------------------          --------------------------------------
     (Please Print Name of Shareholder(s))



                                 GUARANTEE
                  (Not to be used for signature guarantee)

        The undersigned, a Canadian Schedule 1 chartered bank, a major trust company in Canada, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program
(SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP) (members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States), guarantees delivery to the Depositary at its address in Toronto set forth herein of the certificate(s) representing the Common Shares deposited hereby, in proper form for transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal or a manually signed facsimile thereof, and all other documents required by the Letter of Transmittal, all prior to 5:00 p.m. (Toronto time) on the third trading day on the Toronto Stock Exchange after the Expiry Time.

Name of Firm:                      Authorized Signature:
             -------------------                        --------------------

Address of Firm:                   Name:
                ----------------        ------------------------------------

                                   Title:
--------------------------------         -----------------------------------

Telephone Number: (   )            Dated:
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